TAYCO DEVELOPMENTS, INC.
                         100 Taylor Drive
                 North Tonawanda, New York  14120

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road,
Amherst, New York, on November 6, 1998, at 2:00 P.M. for the following purposes:

    1. To elect five directors of the Company each to serve for the ensuing year until the next annual meeting and the election and qualification of his or her successor.

    2. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 23, 1998, will be entitled to notice of the meeting and to vote at the meeting.

    SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY
ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO
DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.



                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/Joseph P. Gastel, Secretary
                              Joseph P. Gastel, Secretary



DATED:   September 28, 1998
         North Tonawanda, New York
                         PROXY STATEMENT
                             FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS
                                OF
                     TAYCO DEVELOPMENTS, INC.
                         100 TAYLOR DRIVE
                 NORTH TONAWANDA, NEW YORK  14120
                ----------------------------------

      TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
                      2401 NORTH FOREST ROAD
                       AMHERST, NEW YORK on
                         November 6, 1998


     This Proxy Statement is furnished to shareholders by the Board of Directors of Tayco Developments, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 6, 1998, at 2:00 P.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about September 28,1998.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

                RECORD DATE AND VOTING SECURITIES

     The By-laws of the Company provide that the Annual Meeting of Shareholders shall be held at any time within six (6) months after the end of the fiscal year. In accordance with the By-laws, the Board of Directors has established November 6, 1998 as the date of this year's Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on September 23, 1998 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 23, 1998, the Company had outstanding and entitled to vote a total of 990,213 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 23, 1998 as to persons known by the Company to be beneficial owners, directly or indirectly, of more than five percent of the Company's common stock, as well as shares owned by the named executive officer, each director and all directors and executive officers as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the persons concerned, or by the Company as transfer agent.

Name and Address             Direct/Indirect        Percent of
of Beneficial Owner           Ownership (4)        Ownership (4)(5)

Taylor Devices, Inc.           228,317  (1)           23%
90 Taylor Drive
North Tonawanda, NY 14120

Bruce Paul                     136,180                13.7%
1 Hampton Road
Purchase, NY 10577

Paul H. Taylor                  31,188  (2)            3%
3677 East River Road
Grand Island, NY 14073

Douglas P. Taylor               81,994  (3)            8.2%
100 Taylor Drive
North Tonawanda, NY 14120

Joseph P. Gastel                  - 0 -               - 0 -
295 Main Street, Suite 722
Buffalo, NY 14203

David A. Lee                    10,000                 1%
2530 Wilshire Blvd. 3rd Floor
Santa Monica, CA 90403

Paul L. Tuttobene, Jr.           1,000                 *
161 South Main St. Suite 1
Fairport, NY 14450

Janice M. Nicely                    62                 *
100 Taylor Drive
North Tonawanda, NY 14120

All Directors and               93,056                 9.3%
officers as a group

*  less than 1%

1. The shares owned by Taylor Devices, Inc. ("Devices") were purchased in January 1992 in a private sale at the shares' fair market value, and in consideration of Devices' partially discharging certain of the Company's obligations as a grantor of the indebtedness of its former affiliate Tayco Technology, Inc. ("Tayco Technology"). See "Transactions with Management and Others".

2. Mr. Paul Taylor is father of Douglas P. Taylor, and father-in-law of Richard G. Hill, who are both executive officers and directors of Devices. Including shares held by Messrs. Douglas P. Taylor and his family, Paul
H. Taylor and his wife, and the family of Joyce Taylor Hill, daughter of Paul H. Taylor and wife of Richard G. Hill, the Taylor family owns 176,115 shares, or approximately 17.8% of the Company's common stock.
Joyce Taylor Hill, sister of Douglas P. Taylor, holds 34,674 shares as custodian for her minor children, with 8,511 shares in her name and Richard Hill beneficially owns 4,800 shares. Isabel B. Taylor, wife of Paul H. Taylor, beneficially owns 8,928 shares. Elaine Cassel, daughter of Mr. Taylor and Peter Cassel, his son-in-law beneficially own 6,020 shares. In fiscal 1998, Paul H. Taylor gifted a total of 50,637 shares of Company stock to his family, donated 7,000 to charity and sold 16,954 shares on the open market.


3. Includes 43,942 shares held beneficially and of record by Sandra Taylor, wife of Mr. Douglas P. Taylor, as custodian for their minor children, and as to which Mr. Taylor disclaims any beneficial ownership.


4. In addition to information on the above table, on August 12, 1998, a Schedule 13D was filed with respect to the Company's stock that includes the following persons: Aries Hill Corp, 16,400 shares (1.656%); Brent Baird, 9,500 shares (.959%); Bridget B. Baird, as Successor Trustee, 5,000 shares (.505%); the Cameron Baird Foundation, 3,800 shares (.384%) and Jane D. Baird, 15,000 shares (1.515%) total of filing persons 49,700 shares (5.019%). According to a Schedule 13D Amendment dated August 10, 1998, these entities in the aggregate also own 503,900 shares (19.705%) of the Common Stock of Devices. The persons filing such Schedule 13D, rather than the Company or Devices, are responsible for the accuracy and completeness of such information.

5. Information presented in this table has been supplied by the respective shareholders or by the Company, as transfer agent.

                      ELECTION OF DIRECTORS

    Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed proxy will vote for the election of the five nominees named below. In the event that any of the nominees are unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Company does not anticipate that any of the nominees will be unable to serve.

    Nominees, Douglas P. Taylor, David A. Lee, Joseph P. Gastel,
Paul L. Tuttobene and Janice M. Nicely have held their positions since the last Annual Meeting of Shareholders held on October 30, 1997.

                      NOMINEES AND DIRECTORS

    The nominees for director, their ages, principal occupations, positions and offices with the Company and the date each was first elected a director of the Company are as set forth below.

    DOUGLAS P. TAYLOR, (50), is President and Chief Executive Officer of the Company since April 1991 and has been an executive officer since 1979 and a Director since 1972. Since 1976, and 1977, he has served as Director of Devices and another affiliate, Tayco Realty Corporation ("Tayco Realty"), respectively. Mr. Taylor is inventor/co-inventor on numerous U.S. Patents assigned to the Company, and is widely published within the fluid power, aerospace/defense, and structural engineering communities.

    DAVID A. LEE, (67), has served as Vice President of the Company since April 1991, and a Director since November 1991. Dr. Lee has also served as a consultant to Devices since 1974. He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles, and a B.S. degree in mechanical engineering from the California Institute of Technology. Dr. Lee is the co-inventor on five U.S. patents assigned to the Company.

    JOSEPH P. GASTEL, (73), is a patent attorney, and has served as a Director and Secretary of the Company and Devices since 1984.

    PAUL L. TUTTOBENE, JR., (35), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Devices since 1989, has served as a Director of the Company since November 1991. Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

    JANICE M. NICELY, (58), serves the Company and Devices as
Shareholder Relations Manager and has been with the Company since
1980.  Ms. Nicely has been a Director since November, 1992.


         BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    In fiscal 1998, the Board of Directors met four (4) times, with all directors present. The Company has no nominating, audit or other standing committee of the Board.

    In fiscal 1998, each member of the Board of Directors received a fee of $1,000 per meeting attended. The Secretary of the meeting, Mr. Gastel received an additional fee $2,250 for preparing the minutes of each meeting.

    For each Director's ownership of the Company's common stock, see "Certain Beneficial Owners and Management."

                      EXECUTIVE COMPENSATION

    The Company's officers receive no salary. Douglas P. Taylor however receives royalties earned on his inventions. The
Compensation Table follows:


                    SUMMARY COMPENSATION TABLE

                                     ANNUAL
                                  COMPENSATION
                                                          All
                                                         Other
                                              Compensation
Position                          Year    Salary (1)     Total (2)
_________________________________________________________________
Douglas P. Taylor,               1998        $0          $24,000
   Chairman, President and       1997        $0          $18,000
   Chief Executive Officer       1996        $0          $ 8,500

(1)  The Company's officers receive no salary.

(2) The following is a summary of All Other Compensation paid or accrued:


                              Directors'
                                 Fees      Royalties(A)   Total
                           ______________________________________
Fiscal Year Ended 6/30/98      $ 4,000      $20,000      $24,000
Fiscal Year Ended 6/30/97      $ 3,000      $15,000      $18,000
Fiscal Year Ended 6/30/96      $ 3,500      $ 5,000      $ 8,500

(A) Under the License Agreement (see below), the Chief Executive
Officer receives a monthly royalty payment of $1,666.66 ($20,000 per year) beginning on October 1 of each year. Fiscal 1998 royalties earned is for the 9 month period October 1, 1997 to June 30, 1998.


             TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Just as Devices is the largest single shareholder of the Company, similarly, the Company is the largest single shareholder of Devices, owning approximately 25.2% of Devices' outstanding common stock. See "Certain Beneficial Owners and Management." The Company also owns 42% of Tayco Realty, with the remaining 58% owned by Devices. The Company rents space from Tayco Realty.

    Under a license agreement ("License Agreement"), dated November 1, 1959, the Company granted Devices preferential rights to manufacture and sell in the United States and Canada certain of the Company's patented products. The terms of the License Agreement is the life of the last-to-expire patent on which Devices is paying royalties, which is December 1, 2014. Devices pays a five percent royalty to the Company on sales of items sold and shipped. During fiscal 1998, Devices incurred royalties to the Company of $136,394. No other allocation of expenses is made from the Company to Devices.

    The License Agreement also provides for the Company to pay Devices 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, and apparatus and equipment subject to the License Agreement but modified by Devices, with rights to such modifications having been assigned to the Company. No royalties were received in 1998. Royalties, if any, are paid quarterly.

     Pursuant to a settlement of litigation between the Company and Devices commenced by Paul H. Taylor, whereby the arrangement resulted in the dismissal of all claims between the parties, the settlement included an annual payment of principal and interest in the amount of $35,000 paid by the Company over a six year period that commenced January 1, 1994. As a term of the settlement, Paul
H. Taylor agreed to neither manufacture, sell or distribute the Company's products, nor interfere with the management of the Company, Devices or any affiliate by way of soliciting proxies, nominating opposing directors or, in general, attempt to regain control of the companies.

    The Company, Devices, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Devices, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding development and licensing of future inventions and patents. In that case, the Company would be permitted to license future patents and inventions to licensees other than Devices, which may render Devices' present License Agreement only minimally beneficial.


                       INDEPENDENT AUDITORS

    Representatives of Lumsden & McCormick LLP, the Company's auditors for fiscal 1998, are expected to attend the Annual Meeting of Shareholders and will be available to respond to questions raised orally, and will be given the opportunity to make statements if they so desire.


                       FINANCIAL STATEMENTS

    The financial statements contained in the 1998 Annual Report, are being mailed to shareholders of record together with this Proxy Statement, Notice of Annual Meeting and form of proxy.


                          OTHER MATTERS
Voting
    Under the New York Business Corporation Law ("BCL") and the Company's By-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

    Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election must be elected by a plurality of the votes cast. Other actions to be taken must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain" or "withhold authority" will be counted in accordance with such instruction as to each item.

    The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out-of-pocket expenses.
In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail, or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

    The Board of Directors know of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

                     TAYCO DEVELOPMENTS, INC.
                 PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD NOVEMBER 6, 1998, AT 2:00 P.M.
               UNIVERSITY INN & CONFERENCE CENTER,
             2401 NORTH FOREST ROAD, AMHERST, NEW YORK


    The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at the, University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 2:00 P.M. on November 6, 1998, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, as follows:

    The Board of Directors recommends that you vote FOR:
1.  ELECTION OF DIRECTORS.

               Withhold       Withhold          DIRECTORS
               authority      authority
FOR all        for all           as             Douglas P. Taylor
nominees       nominees       indicated         David A. Lee
                                                Joseph P. Gastel
                                                Paul L. Tuttobene
                                                Janice M. Nicely
[   ]            [   ]         [   ]


_______________________________________________________________
(Withhold authority for nominees whose name(s)are written above)


2. In their discretion, the proxies are authorized to vote on any other business that may properly come their way.


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 above, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[  ]  Please check ( ) this box if you plan to attend the Annual
Meeting.


Dated _________________, 1998



                                   ______________________________


Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD BY USING THE ENCLOSED ENVELOPE.